Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Form 8-K of Biogan International, Inc. of our reports dated October 5, 2000 with respect to the consolidated financial statements of Hechi Industrial Company Limited, appearing in the Form 8-K filed with the Securities and Exchange Commission.



/s/ Lam, Kwok, Kwan & Cheng C.P.A. Limited
October 24, 2000